Exhibit 99.1

GigOptix, Inc. Completes Acquisition of Terasquare, Co., Ltd.

Transaction Positions GigOptix as a Preeminent Supplier of 100Gbps+ Solutions

For Data Center Connectivity

San Jose, Calif., - Sept. 30, 2015 - GigOptix, Inc (NYSE MKT: GIG), a leading supplier of advanced high speed semiconductor components for use in long-haul, metro, Cloud connectivity, data centers, consumer electronics links and interactive applications, through optical and wireless communications networks, today announced it has completed the acquisition of Terasquare, Co., Ltd., to establish GigOptix-Terasquare-Korea (GTK) Co., Ltd. The combined product portfolio positions GigOptix as a preeminent supplier of industry leading 100Gbps+ datacom solutions for Ethernet, Fiber Channel, and Infiniband Data Center connectivity.

With an already dominating market share in the current generation of 40Gbps active optical cables (AOCs) and transceivers for Data Center connectivity, in the next few months GigOptix will introduce a complete 100Gbps chip-set solution, positioning it for further growth as the industry transitions from 40Gbps to 100Gbps+ speeds.

Terasquare’s proven Clock Data Recovery (CDR) technology is rapidly being integrated into GigOptix’s current High Speed Communications portfolio. GigOptix is demonstrating its 3rd generation 100Gbps Short Reach Chipset with the new 28Gbps Quad CMOS CDR this week at the ECOC 2015 tradeshow being held this week in Valencia, Spain, where error free, three separated channels for 100m, 150m, and 300m are being demonstrated. Initial revenue from these next generation products is expected in the first half of fiscal 2016.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements contain words such as “will,” and “expect,” or the negative thereof or comparable terminology, and include (without limitation) statements regarding the plans for GigOptix, including with the acquisition of Terasquare, new product development and introduction, and product sales growth and projected revenues. Forward-looking statements involve certain risks and uncertainties, and actual results may differ materially from those discussed in any such statement. These risks include, but are not limited to: the ability to extend product offerings into new areas or products, the ability to commercialize technology, unexpected occurrences that deter the full documentation and “bring to market” plan for products, trends and fluctuations in the industry, changes in demand and purchasing volume of customers, unpredictability of suppliers, the ability to attract and retain qualified personnel, the ability to move product sales to production levels, the ability to compete for client design-in opportunities, the ability to cross-sell to new clients and to diversify and the success of product sales in new markets or of recently produced product offerings, including bundled product solutions. Additional factors that could cause actual results to differ are discussed under the heading “Risk Factors” and in other sections of the GigOptix filings with the SEC, and in its other current and periodic reports filed or furnished from time to time with the SEC. All forward-looking statements in this press release are made as of the date hereof, based on information available to GigOptix as of the date hereof, and GigOptix assumes no obligation to update any forward-looking statement.

About GigOptix, Inc.

GigOptix, Inc., (NYSE MKT: GIG) is a leading fabless supplier of high-speed semiconductor components that enable end-to-end information streaming over optical and wireless networks. Its products portfolio addresses emerging telecom long-haul and metro applications, datacom Cloud and data center connectivity, point-to-point backhaul wireless applications, and interactive interfaces for consumer electronics. The Company offers a broad portfolio of high performance MMIC solutions that enable next generation wireless microwave systems up to 90GHz and drivers, TIAs for 40Gbps and 100Gbps fiber-optic telecommunications and data-communications networks, and Clock Data Recovery (CDR) technology.

GigOptix also offers a wide range of digital and mixed-signal ASIC solutions in a wide range of technology geometries from 28nm to 0.6um, and enables a complete product life cycle support form swift introduction of new product through its ASIC SunriseTM program to extension of legacy products through its GigOptix Sunset RescueTM program.

SOURCE: GigOptix, Inc.

Media:

GigOptix, Inc.

Dr. Raluca Dinu, 408-522-3117

EVP Global Customer Operations

rdinu@gigoptix.com

Investor Relations:

Darrow Associates, Inc.

Jim Fanucchi, 408-404-5400

ir@gigoptix.com